Exhibit 10.1

AMENDMENT TO RETENTION AGREEMENT

This Amendment to Retention Agreement (the “Amendment”) is made and entered by and between Aerojet-General Corporation, its parents, subsidiaries and affiliates (the “Company”) and Richard W. Bregard (the “Executive”) as of February 12, 2013 (the “Effective Date”).

The parties previously entered into a Retention Agreement dated February 6, 2012 (“Retention Agreement”) for the purposes of retaining Executive during a period of transition for the Company through at least November 30, 2012. Since then, additional circumstances have arisen for which Executive’s unique skill, expertise and talents are required, resulting in the need to amend some of the terms of the February 6, 2012, Retention Agreement to extend the retention period and continue to employ the Executive until at least May 31, 2013.

In consideration of the covenants set forth in this Amendment and the Company’s agreement to pay additional compensation as outlined below, Company and Executive, each intending to be legally bound, hereby agree to amend the Retention Agreement as follows:

1.	Paragraphs 1 (a), 4(a), 5, 6, 8, and 9(d) are all amended to delete the references to November 30, 2012 and replace with the date May 31, 2013. All other terms of these paragraphs are unchanged.

2.	Paragraph 3 is deleted in its entirety and replaced with the following Paragraph 3:

3. Duties and Title. Executive’s title shall remain the same as it was as of the Effective Date. Executive’s specific duties during the retention period include (i.) continuing as Steering Committee Chair for the Company’s Oracle ERP implementation, accomplishing a successful go-live and continuing to provide leadership to the implementation team as it transitions from implementation to on-going system support; (ii.) performing as leader of the Aerojet-Rocketdyne integration to achieve successful Day 1 operations as well as appropriate near-term follow-on activities in preparation for stand-up of integrated organization; and (iii.) providing continuing leadership to the Program Management Center of Excellence.

3.	Paragraph 4(b) is deleted in its entirety and replaced by the following:

4. (b) The Retention Bonus shall consist of a lump sum payment equal to two hundred thousand dollars ($200,000), less applicable withholdings and deductions.

4. To the extent not specifically amended herein, all other terms, conditions, and covenants, in the Retention Agreement shall remain the same and in effect to the extent not specifically amended by this Amendment and are incorporated herein by reference.

INITIALS
Executive: /s/ RWB
Company: /s/ EAZ